CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$24,000,000	$1711.20

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-145845 July 23, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: July 28, 2010

•	Initial valuation date: July 23, 2010

•	Final valuation date: January 24, 2011

•	Maturity date: January 27, 2011

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.96%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	$15.41	PS-8	AKS	$1,000,000	15.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5732	06740PER3/ US06740PER38
Bucyrus International, Inc.	$61.68	PS-10	BUCY	$1,000,000	14.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5734	06740PET9/ US06740PET93
Chesapeake Energy Corporation	$21.81	PS-12	CHK	$1,000,000	10.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5737	06740PEX0/ US06740PEX06
Consol Energy Inc.	$39.18	PS-14	CNX	$1,000,000	13.75%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5738	06740PEY8/ US06740PEY88
Deere and Co.	$64.50	PS-16	DE	$1,000,000	10.25%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5739	06740PEZ5/ US06740PEZ53
Dell Inc.	$13.51	PS-18	DELL	$1,000,000	10.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5740	06740PFA9/ US06740PFA93
The Dow Chemical Company	$26.93	PS-20	DOW	$3,000,000	10.50%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-5741	06740PFB7/ US06740PFB76
DryShips Inc.	$4.57	PS-22	DRYS	$1,000,000	15.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5742	06740PFC5/ US06740PFC59
Eldorado Gold Corporation	$16.30	PS-24	EGO	$1,000,000	10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5743	06740PFD3/ US06740PFD33
The Goodyear Tire & Rubber Company	$12.22	PS-26	GT	$1,000,000	13.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5746	06740PFH4/ US06740PFH47
Halliburton Company	$30.59	PS-28	HAL	$1,000,000	10.60%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5747	06740PFJ0/ US06740PFJ03
Harley-Davidson, Inc.	$28.36	PS-30	HOG	$1,000,000	12.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5748	06740PFK7/ US06740PFK75
International Paper Co.	$24.98	PS-32	IP	$1,000,000	11.75%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5750	06740PFM3/ US06740PFM32
MetLife, Inc.	$39.54	PS-34	MET	$1,000,000	10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5752	06740PFP6/ US06740PFP62
Morgan Stanley	$26.89	PS-36	MS	$2,000,000	9.75%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-5753	06740PFQ4/ US06740PFQ46
Prudential Financial, Inc.	$55.42	PS-38	PRU	$1,000,000	11.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5754	06740PFR2/ US06740PFR29
Research In Motion Limited	$55.70	PS-40	RIMM	$1,000,000	10.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5756	06740PFT8/ US06740PFT84
Schlumberger N.V. (Schlumberger Limited)	$59.35	PS-42	SLB	$1,000,000	9.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5757	06740PFU5/ US06740PFU57
Terex Corporation	$21.14	PS-44	TEX	$1,000,000	13.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5758	06740PFV3/ US06740PFV31
Titanium Metals Corporation	$21.99	PS-46	TIE	$1,000,000	14.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5759	06740PFW1/ US06740PFW14
TRW Automotive Holdings Corp.	$33.36	PS-48	TRW	$1,000,000	15.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5760	06740PFX9/ US06740PFX96

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of

1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

As of December 31, 2009, the Company’s operations included approximately 6,500 employees.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
June 30, 2010	$25.12	$11.85	$11.92
July 23, 2010*	$15.54	$11.34	$15.41

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $15.41

Protection level: 70.00%

Protection price: $10.79

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.892927

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.30% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.65%
+ 90%	7.75%		90.65%
+ 80%	7.75%		80.65%
+ 70%	7.75%		70.65%
+ 60%	7.75%		60.65%
+ 50%	7.75%		50.65%
+ 40%	7.75%		40.65%
+ 30%	7.75%		30.65%
+ 20%	7.75%		20.65%
+ 10%	7.75%		10.65%
+ 5%	7.75%		5.65%

0%	7.75%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.35%
- 10%	7.75%	-2.25%	-9.35%
- 20%	7.75%	-12.25%	-19.35%
- 30%	7.75%	-22.25%	-29.35%
- 40%	N/A	-32.25%	-39.35%
- 50%	N/A	-42.25%	-49.35%
- 60%	N/A	-52.25%	-59.35%
- 70%	N/A	-62.25%	-69.35%
- 80%	N/A	-72.25%	-79.35%
- 90%	N/A	-82.25%	-89.35%
- 100%	N/A	-92.25%	-99.35%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 001-00871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 30, 2010	$74.16	$45.05	$47.45
July 23, 2010*	$61.82	$46.14	$61.68

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $61.68

Protection level: 70.00%

Protection price: $43.18

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.212711

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.16% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.08%
+ 90%	7.00%		90.08%
+ 80%	7.00%		80.08%
+ 70%	7.00%		70.08%
+ 60%	7.00%		60.08%
+ 50%	7.00%		50.08%
+ 40%	7.00%		40.08%
+ 30%	7.00%		30.08%
+ 20%	7.00%		20.08%
+ 10%	7.00%		10.08%
+ 5%	7.00%		5.08%

0%	7.00%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.92%
- 10%	7.00%	-3.00%	-9.92%
- 20%	7.00%	-13.00%	-19.92%
- 30%	7.00%	-23.00%	-29.92%
- 40%	N/A	-33.00%	-39.92%
- 50%	N/A	-43.00%	-49.92%
- 60%	N/A	-53.00%	-59.92%
- 70%	N/A	-63.00%	-69.92%
- 80%	N/A	-73.00%	-79.92%
- 90%	N/A	-83.00%	-89.92%
- 100%	N/A	-93.00%	-99.92%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 44,100 producing oil and natural gas wells that were producing approximately 2.4 billion cubic feet equivalent per day as of December 31, 2009, 93% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2009, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 31, 2010	$29.20	$22.10	$23.64
June 30, 2010	$25.55	$19.75	$20.95
July 23, 2010*	$21.86	$20.31	$21.81

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $21.81

Protection level: 80.00%

Protection price: $17.45

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.850527

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.38% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.69%
+ 90%	5.25%		90.69%
+ 80%	5.25%		80.69%
+ 70%	5.25%		70.69%
+ 60%	5.25%		60.69%
+ 50%	5.25%		50.69%
+ 40%	5.25%		40.69%
+ 30%	5.25%		30.69%
+ 20%	5.25%		20.69%
+ 10%	5.25%		10.69%
+ 5%	5.25%		5.69%

0%	5.25%		0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.31%
- 10%	5.25%	-4.75%	-9.31%
- 20%	5.25%	-14.75%	-19.31%
- 30%	N/A	-24.75%	-29.31%
- 40%	N/A	-34.75%	-39.31%
- 50%	N/A	-44.75%	-49.31%
- 60%	N/A	-54.75%	-59.31%
- 70%	N/A	-64.75%	-69.31%
- 80%	N/A	-74.75%	-79.31%
- 90%	N/A	-84.75%	-89.31%
- 100%	N/A	-94.75%	-99.31%

Consol Energy Inc.

Consol Energy Inc. (the “Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2009, the Company produced high-Btu bituminous coal from 16 mining complexes in the United States. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
March 31, 2010	$57.93	$41.81	$42.66
June 30, 2010	$46.94	$32.52	$33.76
July 23, 2010*	$39.82	$32.58	$39.02

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $39.18

Protection level: 70.00%

Protection price: $27.43

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.523226

Coupon: 13.75% per annum

Maturity: July 28, 2011

Dividend yield: 1.02% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.75%		101.02%
+ 90%	13.75%		91.02%
+ 80%	13.75%		81.02%
+ 70%	13.75%		71.02%
+ 60%	13.75%		61.02%
+ 50%	13.75%		51.02%
+ 40%	13.75%		41.02%
+ 30%	13.75%		31.02%
+ 20%	13.75%		21.02%
+ 10%	13.75%		11.02%
+ 5%	13.75%		6.02%

0%	13.75%		1.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.75%	8.75%	-3.98%
- 10%	13.75%	3.75%	-8.98%
- 20%	13.75%	-6.25%	-18.98%
- 30%	13.75%	-16.25%	-28.98%
- 40%	N/A	-26.25%	-38.98%
- 50%	N/A	-36.25%	-48.98%
- 60%	N/A	-46.25%	-58.98%
- 70%	N/A	-56.25%	-68.98%
- 80%	N/A	-66.25%	-78.98%
- 90%	N/A	-76.25%	-88.98%
- 100%	N/A	-86.25%	-98.98%

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 31, 2010	$62.08	$48.34	$59.46
June 30, 2010	$63.67	$52.77	$55.68
July 23, 2010*	$64.83	$53.69	$64.50

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $64.50

Protection level: 80.00%

Protection price: $51.60

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.503876

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.77% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.885%
+ 90%	5.125%		90.885%
+ 80%	5.125%		80.885%
+ 70%	5.125%		70.885%
+ 60%	5.125%		60.885%
+ 50%	5.125%		50.885%
+ 40%	5.125%		40.885%
+ 30%	5.125%		30.885%
+ 20%	5.125%		20.885%
+ 10%	5.125%		10.885%
+ 5%	5.125%		5.885%

0%	5.125%		0.885%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-4.115%
- 10%	5.125%	-4.875%	-9.115%
- 20%	5.125%	-14.875%	-19.115%
- 30%	N/A	-24.875%	-29.115%
- 40%	N/A	-34.875%	-39.115%
- 50%	N/A	-44.875%	-49.115%
- 60%	N/A	-54.875%	-59.115%
- 70%	N/A	-64.875%	-69.115%
- 80%	N/A	-74.875%	-79.115%
- 90%	N/A	-84.875%	-89.115%
- 100%	N/A	-94.875%	-99.115%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
December 31, 2009	$16.20	$12.74	$14.36
March 31, 2010	$15.25	$12.75	$15.01
June 30, 2010	$17.52	$12.00	$12.06
July 23, 2010*	$13.85	$11.73	$13.51

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $13.51

Protection level: 80.00%

Protection price: $10.81

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.019245

Coupon: 10.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. In April 1, 2009, the merger of Rohm and Haas Company with a subsidiary of the Company was completed, and Rohm and Haas became a wholly owned subsidiary of the Company.

The Company is a diversified chemical company that offers specialty chemical, advanced materials, agrosciences and plastics businesses that deliver a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, the Company had annual sales of $44.9 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe.

The linked share’s SEC file number is 1-3433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 31, 2009	$29.50	$23.15	$27.63
March 31, 2010	$31.65	$25.57	$29.57
June 30, 2010	$32.05	$23.42	$23.72
July 23, 2010*	$27.25	$22.43	$26.93

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $26.93

Protection level: 70.00%

Protection price: $18.85

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.133309

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 2.23% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		101.115%
+ 90%	5.25%		91.115%
+ 80%	5.25%		81.115%
+ 70%	5.25%		71.115%
+ 60%	5.25%		61.115%
+ 50%	5.25%		51.115%
+ 40%	5.25%		41.115%
+ 30%	5.25%		31.115%
+ 20%	5.25%		21.115%
+ 10%	5.25%		11.115%
+ 5%	5.25%		6.115%

0%	5.25%		1.115%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.885%
- 10%	5.25%	-4.75%	-8.885%
- 20%	5.25%	-14.75%	-18.885%
- 30%	5.25%	-24.75%	-28.885%
- 40%	N/A	-34.75%	-38.885%
- 50%	N/A	-44.75%	-48.885%
- 60%	N/A	-54.75%	-58.885%
- 70%	N/A	-64.75%	-68.885%
- 80%	N/A	-74.75%	-78.885%
- 90%	N/A	-84.75%	-88.885%
- 100%	N/A	-94.75%	-98.885%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty dyrbulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The Company has an expected date of delivery of four new advanced capability drillships by March of 2011.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 31, 2010	$6.95	$5.07	$5.84
June 30, 2010	$6.82	$3.57	$3.57
July 23, 2010*	$4.57	$3.28	$4.57

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $4.57

Protection level: 70.00%

Protection price: $3.20

Physical delivery amount: 218 ($1,000/Initial price)

Fractional shares: 0.818381

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corporation (the “Company”) is engaged in the production of, development of and exploration of gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008, the Company has two gold mines in production. The Company’s head office is located at Suite 1188-550 Burrard Street, Vancouver BC, Canada V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	$14.82	$10.58	$14.17
March 31, 2010	$15.40	$11.39	$12.08
June 30, 2010	$19.07	$12.20	$17.96
July 23, 2010*	$17.84	$15.22	$16.30

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $16.30

Protection level: 75.00%

Protection price: $12.23

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.349693

Coupon: 10.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.30% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.15%
+ 90%	5.00%		90.15%
+ 80%	5.00%		80.15%
+ 70%	5.00%		70.15%
+ 60%	5.00%		60.15%
+ 50%	5.00%		50.15%
+ 40%	5.00%		40.15%
+ 30%	5.00%		30.15%
+ 20%	5.00%		20.15%
+ 10%	5.00%		10.15%
+ 5%	5.00%		5.15%

0%	5.00%		0.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.85%
- 10%	5.00%	-5.00%	-9.85%
- 20%	5.00%	-15.00%	-19.85%
- 30%	N/A	-25.00%	-29.85%
- 40%	N/A	-35.00%	-39.85%
- 50%	N/A	-45.00%	-49.85%
- 60%	N/A	-55.00%	-59.85%
- 70%	N/A	-65.00%	-69.85%
- 80%	N/A	-75.00%	-79.85%
- 90%	N/A	-85.00%	-89.85%
- 100%	N/A	-95.00%	-99.85%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2009, the Company’s net sales were approximately $16.3 billion and it had a net loss in 2009 of $375 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,500 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 57 manufacturing facilities in 23 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 69,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
July 23, 2010*	$12.27	$9.66	$12.22

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $12.22

Protection level: 70.00%

Protection price: $8.55

Physical delivery amount: 81 ($1,000/Initial price)

Fractional shares: 0.833061

Coupon: 13.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 30, 2010	$35.22	$21.10	$24.55
July 23, 2010*	$30.71	$24.27	$30.59

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $30.59

Protection level: 75.00%

Protection price: $22.94

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.690422

Coupon: 10.60% per annum

Maturity: January 27, 2011

Dividend yield: 1.18% per annum

Coupon amount per monthly: $8.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.30%		100.59%
+ 90%	5.30%		90.59%
+ 80%	5.30%		80.59%
+ 70%	5.30%		70.59%
+ 60%	5.30%		60.59%
+ 50%	5.30%		50.59%
+ 40%	5.30%		40.59%
+ 30%	5.30%		30.59%
+ 20%	5.30%		20.59%
+ 10%	5.30%		10.59%
+ 5%	5.30%		5.59%

0%	5.30%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.30%	0.30%	-4.41%
- 10%	5.30%	-4.70%	-9.41%
- 20%	5.30%	-14.70%	-19.41%
- 30%	N/A	-24.70%	-29.41%
- 40%	N/A	-34.70%	-39.41%
- 50%	N/A	-44.70%	-49.41%
- 60%	N/A	-54.70%	-59.41%
- 70%	N/A	-64.70%	-69.41%
- 80%	N/A	-74.70%	-79.41%
- 90%	N/A	-84.70%	-89.41%
- 100%	N/A	-94.70%	-99.41%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. As of December 31, 2009, the Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 30, 2009	$25.56	$14.99	$23.00
December 31, 2009	$29.99	$20.76	$25.20
March 31, 2010	$28.98	$21.81	$28.07
June 30, 2010	$36.13	$22.00	$22.23
July 23, 2010*	$28.51	$21.26	$28.36

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $28.36

Protection level: 75.00%

Protection price: $21.27

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.260931

Coupon: 12.00% per annum

Maturity: January 27, 2011

Dividend yield: 1.41% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.705%
+ 90%	6.00%		90.705%
+ 80%	6.00%		80.705%
+ 70%	6.00%		70.705%
+ 60%	6.00%		60.705%
+ 50%	6.00%		50.705%
+ 40%	6.00%		40.705%
+ 30%	6.00%		30.705%
+ 20%	6.00%		20.705%
+ 10%	6.00%		10.705%
+ 5%	6.00%		5.705%

0%	6.00%		0.705%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.295%
- 10%	6.00%	-4.00%	-9.295%
- 20%	6.00%	-14.00%	-19.295%
- 30%	N/A	-24.00%	-29.295%
- 40%	N/A	-34.00%	-39.295%
- 50%	N/A	-44.00%	-49.295%
- 60%	N/A	-54.00%	-59.295%
- 70%	N/A	-64.00%	-69.295%
- 80%	N/A	-74.00%	-79.295%
- 90%	N/A	-84.00%	-89.295%
- 100%	N/A	-94.00%	-99.295%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
December 31, 2009	$27.78	$20.62	$26.78
March 31, 2010	$28.61	$21.66	$24.61
June 30, 2010	$29.25	$20.50	$22.63
July 23, 2010*	$25.06	$21.96	$24.98

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $24.98

Protection level: 75.00%

Protection price: $18.74

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.032026

Coupon: 11.75% per annum

Maturity: January 27, 2011

Dividend yield: 0.80% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.40%
+ 90%	5.875%		90.40%
+ 80%	5.875%		80.40%
+ 70%	5.875%		70.40%
+ 60%	5.875%		60.40%
+ 50%	5.875%		50.40%
+ 40%	5.875%		40.40%
+ 30%	5.875%		30.40%
+ 20%	5.875%		20.40%
+ 10%	5.875%		10.40%
+ 5%	5.875%		5.40%

0%	5.875%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.60%
- 10%	5.875%	-4.125%	-9.60%
- 20%	5.875%	-14.125%	-19.60%
- 30%	N/A	-24.125%	-29.60%
- 40%	N/A	-34.125%	-39.60%
- 50%	N/A	-44.125%	-49.60%
- 60%	N/A	-54.125%	-59.60%
- 70%	N/A	-64.125%	-69.60%
- 80%	N/A	-74.125%	-79.60%
- 90%	N/A	-84.125%	-89.60%
- 100%	N/A	-94.125%	-99.60%

MetLife, Inc

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company’s franchises and brand names uniquely position the Company to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 30, 2010	$47.75	$36.70	$37.76
July 23, 2010*	$41.17	$36.22	$39.54

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $39.54

Protection level: 75.00%

Protection price: $29.66

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.290845

Coupon: 10.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.87% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.94%
+ 90%	5.125%		90.94%
+ 80%	5.125%		80.94%
+ 70%	5.125%		70.94%
+ 60%	5.125%		60.94%
+ 50%	5.125%		50.94%
+ 40%	5.125%		40.94%
+ 30%	5.125%		30.94%
+ 20%	5.125%		20.94%
+ 10%	5.125%		10.94%
+ 5%	5.125%		5.94%

0%	5.125%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-4.06%
- 10%	5.125%	-4.875%	-9.06%
- 20%	5.125%	-14.875%	-19.06%
- 30%	N/A	-24.875%	-29.06%
- 40%	N/A	-34.875%	-39.06%
- 50%	N/A	-44.875%	-49.06%
- 60%	N/A	-54.875%	-59.06%
- 70%	N/A	-64.875%	-69.06%
- 80%	N/A	-74.875%	-79.06%
- 90%	N/A	-84.875%	-89.06%
- 100%	N/A	-94.875%	-99.06%

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. As of December 31, 2009, the Company had 61,388 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
March 31, 2010	$33.26	$26.16	$29.29
June 30, 2010	$32.28	$23.14	$23.21
July 23, 2010*	$27.89	$22.40	$26.89

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $26.89

Protection level: 80.00%

Protection price: $21.51

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.188546

Coupon: 9.75% per annum

Maturity: January 27, 2011

Dividend yield: 0.74% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.37%
+ 90%	4.875%		90.37%
+ 80%	4.875%		80.37%
+ 70%	4.875%		70.37%
+ 60%	4.875%		60.37%
+ 50%	4.875%		50.37%
+ 40%	4.875%		40.37%
+ 30%	4.875%		30.37%
+ 20%	4.875%		20.37%
+ 10%	4.875%		10.37%
+ 5%	4.875%		5.37%

0%	4.875%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.63%
- 10%	4.875%	-5.125%	-9.63%
- 20%	4.875%	-15.125%	-19.63%
- 30%	N/A	-25.125%	-29.63%
- 40%	N/A	-35.125%	-39.63%
- 50%	N/A	-45.125%	-49.63%
- 60%	N/A	-55.125%	-59.63%
- 70%	N/A	-65.125%	-69.63%
- 80%	N/A	-75.125%	-79.63%
- 90%	N/A	-85.125%	-89.63%
- 100%	N/A	-95.125%	-99.63%

Prudential Financial Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 31, 2010	$60.52	$46.35	$60.50
June 30, 2010	$66.80	$52.42	$53.66
July 23, 2010*	$57.32	$51.29	$55.42

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $55.42

Protection level: 75.00%

Protection price: $41.57

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.044027

Coupon: 11.25% per annum

Maturity: January 27, 2011

Dividend yield: 1.26% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.63%
+ 90%	5.625%		90.63%
+ 80%	5.625%		80.63%
+ 70%	5.625%		70.63%
+ 60%	5.625%		60.63%
+ 50%	5.625%		50.63%
+ 40%	5.625%		40.63%
+ 30%	5.625%		30.63%
+ 20%	5.625%		20.63%
+ 10%	5.625%		10.63%
+ 5%	5.625%		5.63%

0%	5.625%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.37%
- 10%	5.625%	-4.375%	-9.37%
- 20%	5.625%	-14.375%	-19.37%
- 30%	N/A	-24.375%	-29.37%
- 40%	N/A	-34.375%	-39.37%
- 50%	N/A	-44.375%	-49.37%
- 60%	N/A	-54.375%	-59.37%
- 70%	N/A	-64.375%	-69.37%
- 80%	N/A	-74.375%	-79.37%
- 90%	N/A	-84.375%	-89.37%
- 100%	N/A	-94.375%	-99.37%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

As of April 1, 2010, the Company’s subscriber base increased to over 41 million users from approximately 25 million in the previous year.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 31, 2009	$71.60	$54.31	$67.54
March 31, 2010	$76.95	$60.40	$73.95
June 30, 2010	$74.93	$49.13	$49.26
July 23, 2010*	$56.09	$47.42	$55.70

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $55.70

Protection level: 75.00%

Protection price: $41.78

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.953321

Coupon: 10.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2009, the Company employed approximately 77,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
March 31, 2010	$72.00	$59.43	$63.46
June 30, 2010	$73.99	$51.67	$55.34
July 23, 2010*	$61.87	$53.61	$59.35

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $59.35

Protection level: 80.00%

Protection price: $47.48

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.849200

Coupon: 9.50% per annum

Maturity: January 27, 2011

Dividend yield: 1.42% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.71%
+ 90%	4.75%		90.71%
+ 80%	4.75%		80.71%
+ 70%	4.75%		70.71%
+ 60%	4.75%		60.71%
+ 50%	4.75%		50.71%
+ 40%	4.75%		40.71%
+ 30%	4.75%		30.71%
+ 20%	4.75%		20.71%
+ 10%	4.75%		10.71%
+ 5%	4.75%		5.71%

0%	4.75%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.29%
- 10%	4.75%	-5.25%	-9.29%
- 20%	4.75%	-15.25%	-19.29%
- 30%	N/A	-25.25%	-29.29%
- 40%	N/A	-35.25%	-39.29%
- 50%	N/A	-45.25%	-49.29%
- 60%	N/A	-55.25%	-59.29%
- 70%	N/A	-65.25%	-69.29%
- 80%	N/A	-75.25%	-79.29%
- 90%	N/A	-85.25%	-89.29%
- 100%	N/A	-95.25%	-99.29%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2009, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
March 31, 2010	$23.89	$17.33	$22.71
June 30, 2010	$28.70	$18.57	$18.74
July 23, 2010*	$21.15	$16.80	$21.14

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $21.14

Protection level: 70.00%

Protection price: $14.80

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.303690

Coupon: 13.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 30, 2010	$21.29	$13.80	$17.59
July 23, 2010*	$22.10	$16.87	$21.99

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $21.99

Protection level: 70.00%

Protection price: $15.39

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.475216

Coupon: 14.00% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

TRW Automotive Holdings Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2009 sales, approximately 58% were in Europe, 25% were in North America, 12% are in Asia, and 5% are in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
March 31, 2010	$30.04	$21.30	$28.58
June 30, 2010	$35.34	$24.62	$27.57
July 23, 2010*	$33.65	$26.20	$33.36

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $33.36

Protection level: 70.00%

Protection price: $23.35

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.976019

Coupon: 15.50% per annum

Maturity: January 27, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%